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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF CHEROKEE INC.

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
 NAME                                              JURISDICTION OF ORGANIZATION
 ----                                              ----------------------------
1. SPELL C. LLC., a Delaware limited liability
 company..........................................           Delaware
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